Exhibit 10.1

Elliott Associates, L.P.

Elliott International, L.P.

Elliott International Capital Advisors Inc.

40 West 57th Street

New York, NY 10019

March 27, 2013

Emulex Corporation

3333 Susan Street

Costa Mesa, CA 92626

Ladies and Gentlemen:

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each of the parties hereto, Emulex Corporation (the “Company”) and each of Elliott Associates, L.P. (“Elliott”), Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors Inc. (“EICA”) (Elliott, Elliott International and EICA, collectively, the “Elliott Group”) hereby agree as follows:

1. Board Appointment and Committee Restrictions. (a) Board Expansion and Appointment: Prior to or concurrently herewith, the Company’s Board of Directors (the “Board”) has taken such actions as were necessary and appropriate to (i) increase the size of the Board to eleven and (ii) chose Eugene J. Frantz and Gregory S. Clark (the “New Members”) to fill the two vacancies so created. Each New Member will serve as member of the Board until the earliest of his death, disability, resignation or removal, the parties hereto hereby acknowledging that nothing herein obligates any party to fill any vacancy thereby created or to nominate any New Member for election to the Board at any future meeting of stockholders.

(b) Certain Board Administrative Matters: Prior to his appointment to the Board, the Company has provided or will provide each New Member with all documentation, agreements and policies normally provided to new members of the Board, including without limitation indemnification and advancement agreements in the form filed as an exhibit with the Company’s periodic reports filed under the Securities Exchange Act of 1934 (the “Exchange Act”), as well as all pertinent charters, policies and resolutions governing all appointments for such New Members to any committee or subcommittee of the Board (any, a “Board Committee”).

(c) Committee Continuity: The Company has provided the Elliott Group with true and complete copies of the duly adopted resolutions of the Board or any Board Committee establishing all Board Committees (other than the Audit Committee) as have been requested by the Elliott Group (the “Provided Resolutions”). Except as required by applicable law and stock exchange rules and regulations, without the prior written consent of the Elliott Group (which consent may not be unreasonably withheld, conditioned or delayed), from the date hereof until the earliest to occur of (i) the Expiration Date (as defined below), (ii) any Elliott Group breach of Paragraph 2 hereof, and (iii) any breach by the Elliott Group, or any of its controlled or controlling affiliates or any of their respective representatives acting on their behalf, of the second sentence of Paragraph 2(a) giving effect to the exceptions in clauses (w), (y) or (z) of the third sentence of Paragraph 2(a) but without giving effect to clause (x) of the third sentence of Paragraph 2(a), the Company will not take (or fail to take) any action if the taking of such action (or the failure to take such action) would (a) increase or decrease the size of any Board Committee on which a New Member is a member at the time of such increase or decrease, (b) remove or replace without cause any New Member from any Board Committee on which a New Member is a member at the time of such removal, (c) dissolve or decrease the scope or powers of any Board Committee on which a New Member is a member at the time of such dissolution or decrease, or (d) fail to appoint the New Members thereto as contemplated in the Provided Resolutions.

(d) Death or Resignation. Notwithstanding anything to the contrary in the foregoing, for the avoidance of doubt this Paragraph 1 will not be breached by the Company in the event that either or both of the New Directors voluntarily resigns from the Board or any Board Committee, dies or is not nominated for election to or elected to the Board at an annual meeting of stockholders of the Company.

2. Standstill. (a) Except as previously disclosed in writing to the Company, each of the members of the Elliott Group jointly and severely represents and warrants that, as of the date hereof, neither it nor any of its controlled or controlling affiliates beneficially owns any securities entitled to be voted generally in the election of the Company’s directors or any direct or indirect options or other rights to acquire or dispose of any such securities, any derivative or other rights the value of which is determined by reference to any such securities, or any economic or voting interests associated with any such securities, in each case required to be reported on a Schedule 13D under the Exchange Act (collectively, “Voting Securities”) and the information in the in the Schedule 13D filed on November 23, 2012 as amended by the Schedule 13D/A filed on December 13, 2012 (collectively, the “Filings”) under the Exchange Act is true and correct in all material respects, except for the disclosure of this agreement and such other changes that would not require an amendment to the Filings under applicable law. Each member of the Elliott Group agrees that until the date (the “Expiration Date”) that is the earlier of the 12-month anniversary of the date hereof and the occurrence of a Specified Event (as defined in Paragraph 11 below), none of it, its controlled or controlling affiliates or any of their respective representatives acting on their behalf will propose or publicly announce or otherwise disclose an intent to propose, or enter into or agree to enter into, singly or with any other person:

(i) any form of business combination, acquisition or other transaction involving the Company or any of its affiliates;

(ii) any form of restructuring, recapitalization or similar transaction with respect to the Company or any of its affiliates;

(iii) any demand, request or proposal to amend, waive or terminate any provision of this agreement;

and, except as aforesaid, prior to the Expiration Date, none of it, its controlled or controlling affiliates or any of their respective representatives acting as principal will:

(iv) acquire, or offer, propose or agree to acquire, by purchase or otherwise, any Voting Securities except (A) to the extent issued by the Company in respect of its shares of capital stock to all existing stockholders, including the Elliott Group, and (B) the acquisition by the Elliott Group of additional shares of common stock of the Company following the date hereof in accordance with applicable laws, including the federal securities laws, provided that (1) at no time prior to the Expiration Date may the Elliott Group beneficially own in excess of 15% of the issued and outstanding voting securities of the Company and (2) nothing herein will limit or otherwise affect the obligations of any member of the Elliott Group under any other agreement with the Company;

(v) make, or in any way participate in, any solicitation of proxies with respect to any Voting Securities (including by the execution of action by written consent), become a participant in any election contest with respect to the Company, seek to influence any person with respect to any voting Securities or demand a copy of the Company’s list of stockholders or other books and records;

(vi) participate in or encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire beneficial ownership of any Voting Securities or that seeks to affect control of the Company or otherwise act in concert with others or take any action that has the purpose or effect of circumventing any provisions of this agreement;

(vii) otherwise act, alone or in concert with others (including by providing financing for another person), to seek or to offer to control or influence, in any manner, the Company’s management, Board or policies; or

(viii) make any proposal or other communication designed to, or reasonably likely to, compel the Company to make a public announcement thereof in respect of any matter referred to in this agreement.

Notwithstanding the foregoing, nothing in this Paragraph 2 will restrict any member of the Elliott Group or any of its affiliates or representatives:

(w) from making any proposal regarding a possible transaction directly to the Board on a confidential basis, but only if (1) such proposal does not require any party to make a public announcement regarding this agreement, such proposal or a possible transaction or any of the matters described in this Paragraph 2 (other than the first sentence) or (2) the Company or its representative has invited such proposal;

(x) from taking any of the actions described in this Paragraph 2 after the date that is the earlier of (1) August 12, 2013; provided that the Company’s CEO is provided at least five calendar days advance notice of the first public action taken by the Elliott Group in reliance on this clause (x)(1) (it being understood that such notice may be provided orally or in writing, may be preliminary and may be subject to conditions, including, without limitation, a condition that internal approvals be obtained within the Elliott Group) and (2) any amendment of any provision of the bylaws of the Company or any establishment or change in the date of the 2013 annual meeting of the Company’s stockholders that, in either such case, would reasonably be expected to adversely affect the Elliott Group’s ability to nominate directors to the Board or commence or successfully complete a “solicitation” of “proxies” (as such terms are used in Regulation 14A of the Exchange Act) in support of the election of such directors at a meeting of the Company’s stockholders (it being understood that as a result of any such amendment, establishment or change, the date referred to in clause 2 will be the earlier of (A) ten calendar days prior to the last date under the Company’s bylaws for notice of stockholder nominations and (B) at least 60 calendar days prior to the date of such meeting), except for the restriction in clause (iv) of the previous sentence; provided that such continuing restriction will not restrict the Elliott Group’s ability to publish or commence a tender or exchange offer to acquire all (and not less than a majority calculated on a fully diluted basis) of the shares of the Company’s Voting Securities or making any acquisition pursuant thereto;

(y) from taking any of the actions described in this Paragraph 2 after the date, if any, on which the Company announces that it has signed an agreement providing for a transaction with a third party in which more than 20% of its outstanding Voting Securities or its assets (whether by merger, consolidation, business combination, tender or exchange offer or otherwise) would be acquired by such third party or in which a third party makes a tender or exchange offer that, if successful, would result in such third party beneficially owning more than 20% of the Company’s Voting Securities, the acceptance of which is recommended by the Board or the Board is neutral with respect thereto; or

(z) from having confidential discussions with individuals in preparation for an Elliott Group nomination of one or more individuals for election to the Board.

(b) The parties agree to jointly issue a press release in substantially the form previously agreed by the parties.

3. Binding Effect. This agreement will be binding upon and inure to the benefit of the successors, assigns and legal representatives of each and every one of the parties hereto.

4. No Third-Party Beneficiaries. Except as is otherwise specifically provided for in this agreement or as may otherwise be specifically agreed in writing by all of the parties hereto, the provisions of this agreement are not intended to be for the benefit of any creditor or other person, including without limitation any New Member, to whom any debts, liabilities or obligations are owed by (or who otherwise has any claim against) the parties hereto or otherwise and no such creditor or other person will obtain any benefit from such provisions or will, by reason of any such foregoing provision, make any claim in respect of any debt, liability or obligation against the parties hereto.

5. Agreement in Counterparts. This agreement may be executed in several counterparts and all so executed will constitute one and the same agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatories to the original or the same counterpart.

6. Entire Agreement. This agreement represents the entire agreement between or among the parties with respect to the subject matter hereof and supersedes all other agreements and understandings between the parties, oral or written, relating to the same subject matter.

7. GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS.

8. WAIVER OF TRIAL BY JURY. ALL THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY SUCH PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

9. Injunctive Relief. Each party acknowledges and agrees that money damages would not be a sufficient remedy for any breach of this agreement by another party or any of its representatives and that the non-breaching party will be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any breach (and the party will not raise the defense of an adequate remedy at law) without the posting of a bond or other form of assurance or surety. Such remedies will be in addition to all other remedies available at law or equity.

10. Further Assurances. Subject to the terms and conditions of this agreement, each of the parties will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to make effective the provisions of this agreement and to consummate the transactions contemplated hereby.

11. Certain Definitions; Headings. In addition to the terms defined elsewhere herein, for purposes of this agreement, (a) the term “affiliate” has the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act; (b) the term “person” means any individual or legal entity, (c) the term “third party” means any person or “group” of persons, and (d) the term “Specified Event” means the earliest to occur of (i) any increase or decrease in the size of any Board Committee on which a New Member is a Board Committee member at the time of such increase or decrease, (ii) the removal or replacement of any New Member from any Board Committee on which a New Member is a Board Committee member at the time of such removal or replacement, (iii) any dissolution or decrease in the scope or powers of any Board Committee on which a New Member is a Board Committee member at the time of such dissolution or decrease, (iv) failure to appoint the New Members as contemplated by the Provided Resolutions, and (v) any material breach by the Company of any other agreement among the parties hereto (an “Other Agreement”) that remains uncured for five business days following written notice thereof by the Elliott Group. The descriptive headings of the paragraphs and subparagraphs of this agreement are for convenience only, do not constitute a part of this agreement, and do not affect this agreement’s construction or interpretation.

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If you are in agreement with the foregoing, please sign and return one copy of this agreement, which thereupon will constitute our binding agreement with respect to the subject matter hereof.

Sincerely,

ELLIOTT ASSOCIATES, L.P.
By:	Elliott Capital Advisors, L.P., as general partner
By:	Braxton Associates, Inc., as general partner

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors Inc., as attorney-in-fact

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

By:	/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

[Signature page to Letter Agreement]

ACCEPTED AND AGREED:

EMULEX CORPORATION

By:	/s/ James M. McCluney
James M. McCluney Chief Executive Officer

[Signature page to Letter Agreement]